Exhibit 3.2

ARTICLES OF AMENDMENT

The undersigned persons, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

1.          Type of Corporation

             [X] Profit                    [ ] Nonprofit

2.          Name of Corporation

             Mississippi Chemical Corporation

3.          The future effective date is __________________________

             (Complete if applicable)

4.          Set forth the text of each amendment adopted. (Attach page)

5.          If an amendment for a business corporation provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself. (Attach page)

6.          The amendment(s) was (were) adopted on

             12/2/2003

             FOR PROFIT CORPORATION (Check the appropriate box)

             Adopted by [   ] the incorporators          [   ] directors without shareholder action and
                                                                                     shareholder action was not required.

             FOR NONPROFIT CORPORATION (Check the appropriate box)

             Adopted by [   ] the incorporators          [   ] board of directors without member action

                                                                                     and member action was not required.

             FOR PROFIT CORPORATION

7.          If the amendment was approved by shareholders

(a)  The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting were
	No. of outstanding	No. of votes entitled	No. of votes
Designation	shares	to be cast	indisputably represented
Common	25,356,852	25,356,852	20,260,259

(b)  EITHER

      (i)  the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was
Voting group	Total no. of votes cast FOR	Total no. of votes cast AGAINST
Common	19,372,632	842,568

OR

      (ii)  the total number of undisputed votes cast for the amendment by each voting group was

Voting group	Total no. of undisputed votes cast FOR the plan

and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

FOR NONPROFIT CORPORATION

8.          If the amendment was approved by the members

(a)  The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and the number of votes of each class indisputably represented at the meeting were
	No. of memberships	No. of votes entitled	No. of votes
Designation	outstanding	to be cast	indisputably represented

(b)  EITHER

      (i)  the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was
Voting class	Total no. of votes cast FOR	Total no. of votes cast AGAINST

OR

      (ii)  the total number of undisputed votes cast for the amendment by each class was

Voting class	Total no. of undisputed votes cast FOR the amendment

and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

By:  Signature              /s/ Ethel Truly

        Printed Name     Ethel Truly                    Title: Corp. Secretary

AMENDMENT OF THE

ARTICLES OF INCORPORATION

OF

MISSISSIPPI CHEMICAL CORPORATION

Effective December 2, 2003

By the affirmative vote, taken on December 2, 2003, of the holders of more than two-thirds of the common stock of Mississippi Chemical Corporation, Article 4(b) of said Articles is hereby amended in the following particulars:

               In the second line thereof, "not less than nine (9)" is deleted and "not fewer than seven (7)" is substituted in lieu and instead thereof.

In all other respects the Articles of Incorporation shall remain in effect as written and previously filed in the Office of the Mississippi Secretary of State.

By: /s/ Ethel Truly
Ethel Truly, Corporate Secretary

Corporate Seal